EXHIBIT 4.8

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

CUSIP NO. 949746RE3	PRINCIPAL AMOUNT: $
ISIN US 949746RE36
REGISTERED NO.

WELLS FARGO & COMPANY

Subordinated Notes due January 16, 2024

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                                                                   ($                    ), as such amount may be adjusted on Schedule I hereto, on January 16, 2024 (the “Stated Maturity Date”) and to pay interest thereon from November 26, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on January 16 and July 16 of each year (each, an “Interest Payment Date”), commencing July 16, 2014 and on the Stated Maturity Date, at the rate of 4.480% per annum (computed on the basis of a 360-day year comprised of twelve 30-day months) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day, as defined below) next preceding such Interest Payment Date. The “Regular Record Date” for an Interest Payment Date shall be the 15th calendar day (whether or not a Business Day) prior to such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. If the date of Maturity is not a Business Day, the payment of principal and any interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity. “Business Day” as used herein is a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security, other than payments of interest at Maturity, will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

[SEAL]

Attest:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Subordinated Notes due January 16, 2024

This Security is one of a duly authorized issue of subordinated securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of August 30, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $                        ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing with respect to the Securities of this series, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The indebtedness evidenced by the Securities of this series is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the Company, and each Holder of the Securities of this series, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to January 16, 2024. The Securities of this series will not be entitled to any sinking fund. The Holders of the Securities of this series shall not receive repayment for any additional amounts to compensate such Holders for any United States tax withheld on the Securities of this series.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and subject to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form or elects to terminate the book-entry system through the Depositary and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Subject to the rights of holders of Senior Debt of the Company set forth in this Security and the Indenture referred to above, no reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 17 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Schedule of Increases or Decreases in Global Security

The initial principal amount of this Global Security is [$                    ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Increase or Decrease	Signature of Authorized Signatory of Trustee or Security Registrar